Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
ENTERGY TEXAS, INC.

ARTICLE I.

OFFICES

SECTION 1. Principal Office. The principal business office of the Entergy Texas, Inc. (the “Corporation”) shall be in Beaumont, Texas, or in such other location as designated by the Board of Directors.

SECTION 2. Other Offices. The Corporation may also have offices at such other places within and without the State of Texas as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

SECTION 1. Place of Meetings. Meetings of shareholders, whether annual or special, shall be held at a location, within or without the State of Texas, fixed by the Board of Directors or by the shareholders, as specified in the notice or waiver of notice of any meeting.

SECTION 2. Annual Meeting. The annual meeting of shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time of day as shall have been fixed by the Board of Directors or by the shareholders. Failure to hold any annual meeting shall not result in a winding up or termination of the Corporation.

SECTION 3. Special Meetings. Special meetings of the shareholders may be held at any time upon the call of (i) a majority of the entire Board of Directors, (ii) the President, (iii) the Chairman of the Board, (iv) the person, if any, designated by the Board of Directors as the Chief Executive Officer, or (v) the holders of outstanding stock entitled to vote at the special meeting possessing at least 25% of the votes entitled to be cast on the matter for which the special meeting is held, unless the Certificate of Formation, as amended from time to time (hereinafter referred to as the “Certificate of Formation”), provides for a number of votes greater than or less than 25%, in which event special meetings of the shareholders may be called by the holders of at least the shares specified in the Certificate of Formation. If not otherwise stated in or fixed in accordance with these Bylaws of the Corporation, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting. Other than procedural matters, only business within the purpose or purposes described in the notice of meeting, as required under the Texas Business Organizations Code (“TBOC”), may be conducted at a special meeting of the shareholders.

SECTION 4. Organization. The Chief Executive Officer, if one has been appointed and if not, the President, or, in his absence, a person appointed by him or, in default of such appointment, the officer next in seniority of position (as determined by the Secretary or, in the Secretary’s absence, the Assistant Secretary), shall call meetings of the shareholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of shareholders, and, in his absence, the presiding officer may appoint a secretary.

SECTION 5. Record Dates for Matters other than Consents to Action. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other purpose (other than determining shareholders entitled to consent to written action by the shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

SECTION 6. Action by Consent. Any action required or permitted to be taken at any meeting of the shareholders, whether annual or special, may be taken without a meeting, without prior notice, and without a vote, if prior to such action a written consent or consents thereto, setting forth the action so taken, is signed by the holder(s) of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

SECTION 7. Record Dates for Consents to Action.    Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is not required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery of any such consent shall be by hand or certified or registered mail, return receipt requested or by electronic transmission and shall be addressed to the President or principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

ARTICLE III.

DIRECTORS

SECTION 1. General Powers. The powers of the Corporation shall be exercised by or under the authority of, and the property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, subject to any limitation imposed by statute, the Certificate of Formation or these Bylaws as to action which requires authorization or approval by the shareholders.

SECTION 2. Election and Term of Office. Except as otherwise provided in the Certificate of Formation, the Directors shall be elected at the annual meeting of the shareholders by the holders of shares entitled to vote in the election of Directors. Except as otherwise provided in the Certificate of Formation, the term of office of each Director shall be until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until the earlier death, resignation or removal of such Director.

SECTION 3. Number of Directors. The number of Directors which shall constitute the whole Board of Directors shall consist of one or more members, with the exact number at any given time to be fixed by a resolution of a majority of the Board of Directors; provided, however, that such number may be increased or decreased as provided in the Certificate of Formation. Directors need not be residents of the State of Texas nor shareholders of the Corporation. Except as otherwise provided in the Certificate of Formation, no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Except as otherwise provided in the Certificate of Formation, any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or, at the option of the Board of Directors, may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders; provided, however, that, except as otherwise provided in the Certificate of Formation, the Board of Directors may not fill more than two (2) vacancies created by an increase in the number of directors during the period between any two (2) successive annual meetings of shareholders.

SECTION 4. Meetings; Notice. Meetings of the Board of Directors, regular or special, shall be held at such place, within or without the State of Texas, as may from time to time be fixed by resolution of the Board or by the Chairman of the Board, the Vice Chairman, the President or a Vice President and as may be specified in the notice or waiver of notice of any meeting. Notice may be written, electronic or oral. Regular meetings of the Board of Directors may be held with or without notice, unless notice is required under these Bylaws, and at such time and at such place (unless the meeting is to be held entirely by remote communication) as shall from time to time be determined by the Board. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Secretary on the written request of two (2) Directors (or if there are 2 or fewer Directors, then on the request of one (1) Director). Notice of each special meeting of the Board of Directors shall be given to each Director at least two (2) days before the date of the meeting. Notice may be waived by a Director either prior to or following a meeting. Directors present at a meeting shall be deemed to have waived notice thereof. Except as may be otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 5. Quorum. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is present when the meeting is convened, the Directors present may continue to conduct the business of the meeting, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum as fixed above, or the refusal of any Director present to vote.

SECTION 6. Action By Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice, and without a vote, if prior to such action, a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee, as the case may be.

SECTION 7. Advisory Directors. The stockholders or the Board of Directors may elect one or more Advisory Directors of the Corporation. Advisory Directors may be called upon individually or as a group by the Board of Directors or Officers of the Corporation to give advice and counsel to the Corporation. Advisory Directors shall receive from the Corporation such remuneration as shall be fixed by the Board of Directors. Terms of Advisory Directors shall expire on the day of the annual meeting of stockholders of the Corporation, provided, however, that Advisory Directors shall serve at the pleasure of the Board of Directors and may be removed at any time with or without cause by a vote of the Board of Directors. For the purpose of Article VIII (Indemnification) of these Bylaws, Advisory Directors of the Corporation shall enjoy the same rights and privileges as Directors of the Corporation.

SECTION 8. Vacancies; Removal. To the extent allowed under Texas law, the Certificate of Formation, and subject to Article III, Section 3 above, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the shareholders or by a majority of the remaining Directors though less than a quorum of the Board of Directors, and the Directors so chosen shall hold office until the next annual election. Except as otherwise provided in the Certificate of Formation, the shareholders may, by majority vote of those entitled to vote at an election of directors, remove any Director from his directorship, whether cause shall be assigned for such removal or not. If the Certificate of Formation entitles the holder of a class or series of shares or a group of classes or series of shares to elect one (1) or more Directors, only the holders of shares of that class, series or group may vote on the removal of a Director elected by the holders of shares of that class, series or group.

ARTICLE IV.

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, establish an Executive Committee of not less than two or more than five members, to serve at the pleasure of the Board of Directors, which Executive Committee shall consist of such directors as the Board of Directors may from time to time designate.

SECTION 2. Procedure. The Executive Committee shall meet at the call of any of the members of the Executive Committee. A majority of the members shall be necessary to constitute a quorum and action shall be taken by a majority vote of those present.

SECTION 3. Powers and Reports. Subject to the limitations set forth in Section 21.416(c) of the TBOC, during the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise, to the full extent authorized by law, all the powers of the Board of Directors in the management and direction of the business and affairs of the Corporation. The taking of an action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session when such action was taken. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board of Directors at its meeting next following the meeting of the Executive Committee and shall be subject to revision or alteration by the Board of Directors; provided, that no rights of third parties shall be affected by such revision or alteration.

SECTION 4. Other Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may appoint other committees for any purpose or purposes, and such committees shall, subject to the limitations set forth in Section 21.416(c) of the TBOC, have such powers as shall be conferred by the resolution of appointment. The quorum of any such committee so appointed shall be a majority of the membership of that committee.

ARTICLE V.

OFFICERS

SECTION 1. Required and Discretionary Officers. The Board of Directors shall elect individuals to occupy at least three executive offices: President, Secretary and Treasurer. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including Chief Executive Officer, Chief Operating Officer, Vice President and such other executive offices as the Board shall designate. Officers shall be elected annually and shall hold office until their respective successors shall have been duly elected and qualified, or until such officer shall have died or resigned or shall have been removed, with or without cause, by majority vote of the whole Board of Directors. To the extent permitted by law, individuals may occupy more than one office.

SECTION 2. President. The President shall perform duties incident to the office of the president of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors, by the Executive Committee or, if the Board has elected a Chief Executive Officer and if the Chief Executive Officer is not the President, by the Chief Executive Officer.

SECTION 3. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

SECTION 4. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these Bylaws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and, when the seal is so affixed, he may attest the same; and, in general, shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Chairman of the Board, the Vice Chairman, the President, the Board of Directors or the Executive Committee. The Secretary shall also keep, or cause to be kept, a stock book, containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their addresses of record, the number of shares held by them respectively, and the date when they respectively became the owners of stock of the Corporation.

SECTION 5. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Treasurer, by an assistant Treasurer or by any other individual designated by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation singly or jointly with another person as the Board of Directors may authorize; may sign checks of the Corporation and pay out and dispose of the proceeds as the Board of Directors may authorize; shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, the Vice Chairman, the President, the Board of Directors or the Executive Committee.

SECTION 6. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

SECTION 7. Vacancies; Absences. Any vacancy in any of the above offices may be filled by the Board of Directors at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee, whenever necessary, may, in the absence of any officer, designate any other officer or properly qualified employee, agent, or representative to perform the duties of the absent officer for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

SECTION 8. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

ARTICLE VI.

CAPITAL STOCK

SECTION 1. Stock Certificates. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Texas law. Stock certificates shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed. Where such certificate is signed (1) by a transfer agent or an assistant transfer agent, other than the Corporation itself, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board, the Vice Chairman of the Board, the President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

SECTION 2. Payment, Issuance. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of any tangible or intangible benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, other securities of the Corporation, or any other property of any kind or nature. Shares may not be issued until the full amount of the consideration fixed therefor has been paid.

SECTION 3. Transfer of Shares. The shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors may appoint one or more transfer agents and registrars of the stock of the Corporation. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact and legal owner thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

SECTION 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, mutilated or destroyed, and may require the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, mutilated or destroyed.

ARTICLE VII.

CHECKS, NOTES, ETC.

SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange, promissory notes, acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or as may be designated in a manner authorized by the Board of Directors.

SECTION 2. Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, and other instruments shall be signed by such officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or as may be designated in a manner authorized by the Board of Directors.

SECTION 3. Voting of Stock and Execution of Proxies. The Chairman of the Board, the Vice Chairman, any President or Vice President or any other officer of the Corporation designated by the Board of Directors, the Executive Committee, the Chairman of the Board, or a President shall be authorized to attend any meeting of the shareholders of any other corporation in which the Corporation is an owner of stock and to vote such stock upon all matters coming before such meeting. The Chairman of the Board, the Vice Chairman of the Board, or any President or Vice President may sign and issue proxies to vote shares of stock of other corporations owned by the Corporation.

ARTICLE VIII.

DIVIDENDS.
SECTION 1. Declaration and Payment. Subject to the TBOC and the Certificate of Formation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the Corporation's own shares.

SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repair or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX.

INDEMNIFICATION

SECTION 1. Indemnification. The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any action, suit, or other proceeding (whether judicial, administrative, arbitrative, or investigative), in any appeal therefrom, or in any inquiry that could lead to any such proceeding, because the person is or was a Director, officer, employee, or agent of the Corporation or serving at the request of the Corporation as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other entity, trust, or employee benefit plan, or other enterprise as follows:

(a)    Such person shall be indemnified to the fullest extent permitted by law against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but, if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) shall not be made (even as to expenses) in respect of any proceeding in which the person shall have been found liable for (i) willful or intentional misconduct in the performance of his duty to the Corporation, (ii) breach of the person’s duty of loyalty owed to the enterprise; or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

(b)    Such person shall be indemnified under this Article IX only if it is determined that such person conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity as a Director, that his or her conduct was in the Corporation’s best interest, and in all other cases that his or her conduct was at least not opposed to the Corporation’s best interests. In the case of any criminal proceeding, an additional determination must be made that such person had no reasonable cause to believe his or her conduct was unlawful.

(c)    A determination of indemnification of a Director or officer of the Corporation must be made by a majority vote of those Directors who, at the time of the vote, are not named defendants or respondents in the proceeding (regardless of whether such Directors constitute a quorum), by a majority vote of a committee substantially equivalent to a committee described in subsection (2) of Section 8.103(a) of the TBOC, by special legal counsel substantially equivalent to special legal counsel described in subsection (3) of Section 8.103(a) of the TBOC, or by a majority vote of shareholders entitled to vote on such matters and who are not named defendants or respondents in the proceeding.

SECTION 2. Expenses Advanced. The Corporation shall pay or reimburse in advance of the final disposition of a proceeding any reasonable expenses incurred by a Director, officer, employee, or agent of the Corporation, or person serving at the request of the Corporation as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other entity, trust, or employee benefit plan, or other enterprise who was, is, or is threatened to be, made a named defendant or respondent in such a proceeding after the Corporation receives a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification as set forth herein and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements.

The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth herein. A person shall be deemed to have been found liable in respect of any claim, issue, or matter only after the person shall have been so adjudged by a court of competent jurisdiction and after exhaustion of all appeals therefrom.

SECTION 3. Permissive Indemnification. Notwithstanding any limitations of the indemnification provided by Article IX, Sections 1 and 2 above, the Corporation may, to the fullest extent authorized by law, indemnify any governing person, former governing person or delegate (each as defined in the TBOC) against all or part of any judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually and reasonably incurred by such person in connection with such proceeding, if it shall be determined in accordance with the applicable procedures set forth in Article IX, Section 1 above that such person is fairly and reasonably entitled to such indemnification.

SECTION 4. Miscellaneous. For purposes of this Article, and without any limitation whatsoever upon the generality thereof, the term “fines” as used herein shall be deemed to include (i) penalties imposed by the Nuclear Regulatory Commission (the “NRC”) pursuant to Section 206 of the Energy Reorganization Act of 1974 and Part 21 of NRC regulations thereunder, as they may be amended from time to time, and any other penalties, whether similar or dissimilar, imposed by the NRC, and (ii) excise taxes assessed with respect to an employee benefit plan pursuant to the Employee Retirement Income Security Act of 1974, as it may be amended from time to time (“ERISA”). For purposes of determining the entitlement of a director, officer or employee of the Corporation to indemnification under this Article, the term “other enterprise” shall be deemed to include an employee benefit plan governed by ERISA. The Corporation shall be deemed to have requested such person to serve as a director, officer or employee of such a plan where such person is a trustee of the plan or where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to such plan or its participants or beneficiaries, and action taken or permitted by such person in the performance of his duties with respect to such employee benefit plan for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to meet the standard of conduct required for indemnification hereunder. Any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935 or any other federal statute or any state statute or municipal ordinance shall be deemed to meet the standard of conduct required for indemnification hereunder.

SECTION 5. Other Provisions. The protection and indemnification provided by these Bylaws (a) shall not be deemed exclusive of any other rights to which such person may be entitled under any agreement, insurance policy, or vote of the Directors or shareholders, or otherwise; (b) shall continue as to any person who has ceased to serve in the capacity which initially entitled such person to indemnity and advancement of expenses; and (c) shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of such person. The rights granted by this Article IX shall be deemed to be contract rights, and no amendment, modification, or repeal of any provision of this Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification, or repeal.

ARTICLE X.

CONFLICTS

In the event that any provisions of these Bylaws conflict with the Certificate of Formation, or with state or federal statutes, the Certificate of Formation or such statutes shall take precedence over such provisions of these Bylaws.

ARTICLE XI.

GENERAL PROVISIONS

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 2. Amendment of Bylaws.     In furtherance and not in limitation of the powers conferred by statute, the board of directors are expressly empowered to adopt, amend, or repeal bylaws of the Corporation. Any adoption, amendment, or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the board of directors.

SECTION 3. Seal. The seal, if any, of the Corporation shall show the year of its incorporation and shall be in such form as the Board of Directors shall prescribe. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

SECTION 4. Corporate Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors, and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares issued by the Corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of the Corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas.

SECTION 5. Actions by Conference Telephone or Electronic Communications System. Subject to any notice requirements in these Bylaws or pursuant to any statute, shareholders, members of the Board of Directors, or members of any committee designated by the Board may participate in and hold a meeting of such shareholders, directors, or committee members by means of a conference telephone or similar communications equipment of another suitable electronic communications system (such as videoconferencing or the internet), or an combination thereof, that permits each person participating in the meeting to communicate with all other persons participating in the meeting. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business in the ground that the meeting is not lawfully called or convened. Minutes of any such meeting shall promptly be prepared by the Secretary, circulated to all members entitled to vote at the meeting (whether they participated or not), placed in the regular corporate records containing similar meeting minutes, and called to the attention of such shareholders, Board of Directors, or committee at its next regular meeting.

Adopted on August ___, 2019.

Daniel T. Falstad, Secretary